Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022 +1 (212) 521-5400 Fax +1 (212) 521-5450 reedsmith.com

September 30, 2013

Trinseo Materials Operating S.C.A.

Trinseo Materials Finance, Inc.

1000 Chesterbrook Boulevard, Suite 3000

Berwyn, Pennsylvania 19312

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Trinseo Materials Operating S.C.A., a Luxembourg partnership limited by shares (the “Company”), and Trinseo Materials Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), as well as special counsel to Trinseo S.A., a Luxembourg public limited liability company; Styron LLC, a Delaware limited liability company; Styron US Holding, Inc., a Delaware corporation; Styron Australia Pty Ltd, an Australian company limited by shares; Styron Belgium B.V.B.A., a Belgian private limited liability company; Styron Deutschland GmbH, a German company with limited liability; Styron Deutschland Anlagengesellschaft mbH, a German company with limited liability; Styron (Hong Kong) Limited, a Hong Kong limited company; Styron Investment Holdings Ireland, an Irish private unlimited company; Styron Materials Ireland, an Irish private unlimited company; Styron Italia s.r.l., an Italian limited liability company; Styron Luxco S.à r.l., a Luxembourg private limited liability company; Styron Holding S.à r.l., a Luxembourg private limited liability company; Trinseo Materials S.à r.l., a Luxembourg private limited liability company; Styron Finance Luxembourg S.à r.l., a Luxembourg private limited liability company; Styron Netherlands B.V., a Netherlands private limited company; Styron Holdings B.V., a Netherlands private limited company; Styron Singapore Pte. Ltd., a Singapore private company limited by shares; Styron Holding Asia Pte. Ltd., a Singapore private company limited by shares; Styron Sverige AB, a Swedish limited liability company; Styron Europe GmbH, a Swiss company with limited liability; Styron UK Limited, a limited company incorporated in England & Wales; and Styron Canada ULC, a Canadian unlimited company (collectively, the “Guarantors”, and, together with the Issuers, the “Registrants”),

NEW YORK  ¿  LONDON  ¿  HONG KONG  ¿  CHICAGO  ¿  WASHINGTON, D.C.  ¿  BEIJING  ¿  PARIS  ¿  LOS ANGELES  ¿  SAN FRANCISCO  ¿  PHILADELPHIA  ¿  SHANGHAI  ¿  PITTSBURGH  ¿  HOUSTON

SINGAPORE  ¿  MUNICH  ¿  ABU DHABI  ¿  PRINCETON  ¿  NORTHERN VIRGINIA  ¿  WILMINGTON  ¿  SILICON VALLEY  ¿  DUBAI  ¿  CENTURY CITY  ¿  RICHMOND  ¿  GREECE   ¿  KAZAKHSTAN

Trinseo Materials Operating S.C.A.
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in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $1,325,000,000 aggregate principal amount of the Issuers’ 8.750% Senior Secured Notes due 2019 (the “Exchange Notes”), to be offered in exchange (the “Exchange Offer”) for the Issuers’ outstanding 8.750% Senior Secured Notes due 2019 (the “Old Notes”) that were issued pursuant to the Indenture, dated as of January 29, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 12, 2013 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of May 10, 2013 (collectively with the Base Indenture and the First Supplemental Indenture, the “Indenture”), by and among the Issuers, the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of January 29, 2013 (the “Registration Rights Agreement”), by and among the Issuers, the Guarantors party thereto and Deutsche Bank Securities Inc., as representative for the several Initial Purchasers of the Old Notes. This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act for filing as an exhibit to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Issuers with the Securities and Exchange Commission (the “Commission”) on or about the date hereof.

In connection herewith, we have examined (i) the Registration Statement; (ii) the Indenture; (iii) the Old Notes; (iv) the Registration Rights Agreement; (v) the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (the “TIA”), included as an exhibit to the Registration Statement; (vi) the form of the Exchange Notes; (vii) the form of the related guarantees of the Guarantors (the “Guarantees”) and (viii) such corporate records, certificates and other documents as we have considered necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as facsimile, electronic, certified, photostatic, reproduced or conformed copies and the authenticity of the original of all such copies, that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. In making our examination of executed documents, except as set forth in (a) below, (i) we have assumed that the parties thereto other than the Issuers and the Guarantors had the power, corporate or other, to enter into and perform all obligations thereunder

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and (ii) have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as expressly set forth in the opinion below, the validity and binding effect thereof on such parties. We have also assumed that the Issuers and the Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of their obligations under, the Exchange Offer, other than the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others and of public officials.

On the basis of the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that when (A) the Registration Statement has been declared effective by the Commission and (B) the Exchange Notes have been duly executed by the Issuers and the Guarantees thereof have been duly executed by the Guarantors, and the Exchange Notes have been authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered to the holders of Old Notes in exchange for the Old Notes and the guarantees related thereto, as described in the Registration Statement: (i) the Exchange Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and (ii) each Guarantee of the Exchange Notes by a Guarantor will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

The opinions stated herein are limited to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any other jurisdiction nor to any other laws, statutes, ordinances, rules, or regulations. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without independent investigation, that such laws do not affect the opinion set forth herein. The manner in which any particular issue relating to the opinions herein would be treated in any actual court case would depend on part on the facts and circumstances

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particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

The opinion set forth above is subject to the following further qualifications, assumptions and limitations:

(a)	in rendering the opinions set forth above, we have assumed that (i) the Company has the power to issue the Exchange Notes, has taken all action necessary to authorize the execution, delivery and performance of the Exchange Notes and has duly executed and delivered the Exchange Notes in accordance therewith and (ii) each of the Guarantors, other than Styron LLC and Styron US Holding, Inc. has the power to guarantee the Exchange Notes pursuant to the Indenture and has taken all action necessary to authorize the execution, delivery and performance of its Guarantee and has duly executed and delivered its Guarantee in accordance therewith;

(b)	in rendering the opinions set forth above, we have assumed that the Trustee’s certificates of authentication of the Exchange Notes will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Notes conform to the forms thereof examined by us;

(c)	we do not express any opinion as to the effect on the opinions expressed herein of the legal or regulatory status or the nature of the business of any party (other than with respect to the Issuers and the Guarantors to the extent necessary to render the opinions set forth herein);

(d)	we have assumed that the execution and delivery by the Issuers and the Guarantors of the Indenture and the performance by the Issuers and the Guarantors of their respective obligations thereunder does not and will not violate, conflict with or constitute a default under (i) any law, rule, or regulation to which any of the Issuers or the Guarantors or any of their respective subsidiaries is subject, (ii) any judicial or regulatory order or decree of any governmental authority or (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except we do not make the assumption set forth in clauses (i) through (iii) with respect to Opined on Law); and

(e)

to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney

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2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered as of the date hereof, and we express no opinion as to, and disclaim any understanding or obligation to update this opinion in respect of, any changes in applicable law or changes of circumstances or events that occur subsequent to the date hereof.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Reed Smith LLP

RLF/NAB/EMM/DYC/JP